UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2021

Cavitation Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53239	20-4907818
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10019 Canoga Ave.

Chatsworth, California 91311

(Address of Principal Executive Offices) (Zip Code)

(818) 718-0905

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On July 13, 2021 the Cavitation Technologies Inc., (the "Company") completed a secondary offering of treasury common stock shares which secured approximately $1,500,000 in cash. The treasury common stock shares were offered at $0.065 per share and a total of 23,184,615 shares were placed. The offering also consisted of 23,184,615 common stock warrants under which purchasers have the option of purchasing the Company's common stock at $0.09 per share expiring in 5 years.

A press release will be issued by the Company following the filing of this form.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVITATION TECHNOLOGIES, INC.

By	/s/ Igor Gorodnitsky
Name: Igor Gorodnitsky Title: President Principle Executive Officer

Date:  July 16, 2021

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